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                                    EXHIBIT 5

                       Opinion of Jackson & Walker, L.L.P.

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Letterhead
(214) 953-6000


                        February 16, 1994




Michaels Stores, Inc.
5931 Campus Circle Drive
Las Colinas Business Park
Irving, Texas  75063

     Re:  Registration Statement on Form S-3 of Michaels Stores,
          Inc.

Ladies and Gentlemen:

     We are acting as counsel for Michaels Stores, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offer and sale of up to 280,000 shares of common stock, par value $.10 per share, of the Company (the "Shares") by certain "Selling Stockholders" (as defined in the above-captioned registration statement). The Company's Registration Statement on Form S-3 covering the sale of the Shares (the "Registration Statement") will be filed under the Act with the Securities and Exchange Commission (the "Commission") on February 17, 1994.

     In reaching the conclusions expressed in this opinion, we have examined and relied on such documents, corporate records and other instruments, including certificates of public officials and certificates of officers of the Company, and made such further investigation and inquiry as we have deemed necessary to the opinions expressed herein. We have assumed that all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are accurate and complete, and that all documents submitted to us as copies are true, correct and complete copies of the originals thereof.

     Based solely upon the foregoing and subject to the comments and exceptions herein stated, we are of the opinion that when they are issued pursuant to the terms of the Stock Purchase Agreement dated as of February 16, 1994, among Treasure House Stores, Inc., a Delaware corporation ("Treasure House"), the holders of all of the outstanding capital stock of Treasure House and the Company (a copy of which is being filed as an exhibit to the Registration Statement), the Shares will be legally issued, fully paid and nonassessable.

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     We express no opinion as to the laws of any jurisdiction
other than the State of Texas and, solely with respect to matters of corporate law, the State of Delaware. You should be aware that we are not admitted to practice law in the State of Delaware. Accordingly, any opinion herein as to the laws of the State of Delaware is based solely upon the latest generally available compilation of the statutes and case law of such state.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm therein under the caption "Legal Matters". In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                   Very truly yours,

                                   /s/ Jackson & Walker, L.L.P.
                                   _________________________